Exhibit 99.1

TripAdvisor Reports Third Quarter 2018 Financial Results

NEEDHAM, MA, November 7, 2018 — TripAdvisor, Inc. (NASDAQ: TRIP) today announced financial results for the third quarter ended September 30, 2018.

“We delivered a strong third quarter, delivering increased operating efficiency while investing for long-term profitable growth,” said Chief Executive Officer Steve Kaufer. “Product enhancements, platform expansion and progressive marketing optimizations continue to hit the mark and contributed to improved financial results.”

Third Quarter 2018 Summary

	Three months ended September 30,
(In millions, except percentages and per share amounts)	2018	2017	% Change
Total Revenue	$458	$439	4%
Hotel	$305	$312	(2)%
Non-Hotel	$153	$127	20%

GAAP Net Income	$69	$25	176%

Total Adjusted EBITDA (1)	$146	$95	54%
Hotel	$99	$51	94%
Non-Hotel	$47	$44	7%

Non-GAAP Net Income (1)	$101	$50	102%

Diluted Earnings per Share:
GAAP	$0.49	$0.18	172%
Non-GAAP (1)	$0.72	$0.36	100%

Cash flow from (used in) operating activities	$14	$(135)	110%
Free cash flow (1)	$(1)	$(150)	99%

(1)

“Adjusted EBITDA”, “Non-GAAP Net Income”, “Non-GAAP Diluted Earnings per Share”, and “Free cash flow” are non-GAAP measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Please refer to “Non-GAAP Financial Measures” below for definitions and explanations of these non-GAAP financial measures, as well as tabular reconciliations to the most directly comparable GAAP financial measures.

Chief Financial Officer Ernst Teunissen added, “Q3 had a number of very positive developments. Revenue per hotel shopper grew 5%, and revenue growth accelerated in our key Non-Hotel offerings. Hotel adjusted EBITDA nearly doubled year-over-year and consolidated adjusted EBITDA grew 54%. We are on track to deliver strong profit growth in 2018, and we are well-positioned heading into 2019.”

Third Quarter 2018 Financial Summary

•	Total Revenue grew 4% to $458 million, an increase of $19 million year-over-year. We estimate that changes in foreign currency had a 1% negative impact to Total Revenue growth.
•	GAAP Net Income grew 176% to $69 million.
•	Non-GAAP Net income grew 102% to $101 million.
•

Total Adjusted EBITDA grew 54% to $146 million, an increase of $51 million year-over-year, and Total Adjusted EBITDA margin improved to 32%. We estimate that changes in foreign currency had a 2% negative impact to Total Adjusted EBITDA growth.

•

Hotel Revenue was $305 million, a decrease of $7 million, or 2% year-over-year. Hotel Adjusted EBITDA grew 94% to $99 million, an increase of $48 million year-over-year, and Hotel Adjusted EBITDA margin improved to 32%.

•

Non-Hotel Revenue grew 20% to $153 million, an increase of $26 million year-over-year. Non-Hotel Adjusted EBITDA grew 7% to $47 million, an increase of $3 million year-over-year, and Non-Hotel Adjusted EBITDA margin of 31%.

•	Cash and cash equivalents was $663 million and we had no outstanding debt as of September 30, 2018.

•	Cash flow from operations for the nine months ended September 30, 2018 was $374 million, an increase of $154 million, or 70% year-over-year.

Third Quarter 2018 Revenue by Product/Source:

	Three months ended September 30,
(In millions, except percentages)	2018	2017	% Change
Revenue by Source:
Hotel
TripAdvisor-branded click-based and transaction (1)	$194	$195	(1)%
TripAdvisor-branded display-based advertising and subscription (2)	81	76	7%
Other hotel revenue (3)	30	41	(27)%
Non-Hotel	153	127	20%
Total Revenue	$458	$439	4%
(1)	Consists primarily of click-based advertising revenue, from TripAdvisor-branded websites, as well as transaction-based revenue from instant booking.
(2)	Includes revenue from display-based advertising and subscription-based hotel advertising revenue on TripAdvisor-branded sites.
(3)	Includes revenue from non-TripAdvisor-branded websites, including primarily click-based advertising revenue and display-based advertising revenue generated through these websites.

Prepared Remarks, Supplemental Financial Information & Conference Call Detail

TripAdvisor posted prepared remarks and supplemental financial information on the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com. TripAdvisor will host a conference call tomorrow, November 8, 2018, at 8:30 a.m., Eastern Time, to discuss TripAdvisor’s third quarter 2018 financial results, as well as other forward-looking information about TripAdvisor’s business. Domestic callers may access the earnings conference call by dialing (877) 224-9081 (International callers, dial (224) 357-2223). Investors and other interested parties may also go to the Investor Relations section of TripAdvisor’s website at http://ir.tripadvisor.com/events.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on TripAdvisor’s website noted above or by phone (dial (855) 859-2056 and enter the passcode 6272699) until November 15, 2018 and the webcast will be accessible at http://ir.tripadvisor.com/events.cfm for at least twelve months following the conference call.

About TripAdvisor

TripAdvisor, the world's largest travel site*, enables travelers to unleash the full potential of every trip. With 702 million reviews and opinions covering the world's largest selection of travel listings worldwide – covering 8.0 million accommodations, airlines, experiences, and restaurants -- TripAdvisor provides travelers with the wisdom of the crowds to help them decide where to stay, how to fly, what to do and where to eat. TripAdvisor also compares prices from more than 200 hotel booking sites so travelers can find the lowest price on the hotel that's right for them. TripAdvisor-branded sites are available in 49 markets, and are home to the world's largest travel community of 490 million average monthly unique visitors**, all looking to get the most out of every trip. TripAdvisor: Know better. Book better. Go better.

TripAdvisor, Inc. (NASDAQ: TRIP), through its subsidiaries, manages and operates websites under more than 20 other travel media brands:www.airfarewatchdog.com, www.bokun.io, www.bookingbuddy.com, www.citymaps.com, www.cruisecritic.com, www.familyvacationcritic.com,   www.flipkey.com, www.thefork.com (including www.lafourchette.com, www.eltenedor.com, www.iens.nl and www.dimmi.com.au), www.gateguru.com, www.holidaylettings.co.uk, www.holidaywatchdog.com, www.housetrip.com, www.jetsetter.com, www.niumba.com, www.onetime.com, www.oyster.com, www.seatguru.com, www.smartertravel.com, www.tingo.com, www.vacationhomerentals.com and www.viator.com.

* Source: Jumpshot for TripAdvisor Sites, worldwide, September 2018

** 2018 Source: TripAdvisor log files, average monthly unique visitors, Q3 2018

TripAdvisor, Inc.

SELECTED FINANCIAL INFORMATION

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Revenue	$458	$439	$1,269	$1,235

Costs and expenses:
Cost of revenue	23	20	67	56
Selling and marketing (1)	206	247	621	683
Technology and content (1)	72	61	207	184
General and administrative (1)	40	42	129	115
Depreciation	20	19	61	57
Amortization of intangible assets	8	8	24	25
Total costs and expenses	369	397	1,109	1,120
Operating income	89	42	160	115
Total other income (expense), net	(2)	(4)	(10)	(8)
Income before income taxes	87	38	150	107
Provision for income taxes	(18)	(13)	(45)	(42)
Net income	$69	$25	$105	$65

Earnings per share attributable to common stockholders:
Basic	$0.50	$0.18	$0.76	$0.46
Diluted	$0.49	$0.18	$0.75	$0.46

Weighted average common shares outstanding:
Basic	138	139	138	141
Diluted	141	139	140	142

(1) Includes stock-based compensation expense as follows:

Selling and marketing	$5	$5	$17	$16
Technology and content	$13	$12	$38	$31
General and administrative	$11	$9	$35	$25

TripAdvisor, Inc.

Condensed Consolidated Balance Sheets

(in millions, except number of shares and per share amounts)

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$663	$673
Short-term marketable securities	-	35
Accounts receivable and contract assets, net of allowance for doubtful accounts of $19 and $16, respectively	237	230
Income taxes receivable	-	30
Prepaid expenses and other current assets	26	25
Total current assets	926	993
Property and equipment, net of accumulated depreciation of $227 and $177, respectively	256	263
Intangible assets, net of accumulated amortization of $131 and $112, respectively	129	142
Goodwill	760	758
Deferred income taxes, net	28	16
Other long-term assets	93	100
TOTAL ASSETS	$2,192	$2,272

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22	$8
Deferred merchant payables	204	156
Deferred revenue	73	60
Current portion of debt	-	7
Accrued expenses and other current liabilities	154	141
Total current liabilities	453	372
Long-term debt	-	230
Deferred income taxes, net	20	14
Other long-term liabilities	277	293
Total Liabilities	750	909

Stockholders’ equity:
Preferred stock, $0.001 par value	-	-
Authorized shares: 100,000,000
Shares issued and outstanding: 0 and 0
Common stock, $0.001 par value	-	-
Authorized shares: 1,600,000,000
Shares issued: 136,869,883 and 135,617,263, respectively
Shares outstanding: 124,813,195 and 126,142,773, respectively
Class B common stock, $0.001 par value	-	-
Authorized shares: 400,000,000
Shares issued and outstanding: 12,799,999 and 12,799,999, respectively
Additional paid-in capital	1,010	926
Retained earnings	1,035	926
Accumulated other comprehensive income (loss)	(56)	(42)
Treasury stock-common stock, at cost, 12,056,688 and 9,474,490 shares, respectively	(547)	(447)
Total Stockholders’ Equity	1,442	1,363
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,192	$2,272

TripAdvisor, Inc.

Condensed Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating activities:
Net income	$69	$25	$105	$65
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment, including amortization of internal-use software and website development	20	19	61	57
Amortization of intangible assets	8	8	24	25
Stock-based compensation expense	29	26	90	72
Other, net	(5)	(4)	3	(6)
Changes in operating assets and liabilities, net of effects from acquisitions	(107)	(209)	91	7
Net cash provided by (used in) operating activities	14	(135)	374	220

Investing activities:
Capital expenditures, including internal-use software and website development	(15)	(15)	(45)	(50)
Purchases of marketable securities	-	(9)	(1)	(16)
Sales of marketable securities	14	2	59	105
Maturities of marketable securities	-	8	5	25
Acquisitions and other investments, net of cash acquired, and other investing activities, net	(12)	-	(36)	-
Net cash (used in) provided by investing activities	(13)	(14)	(18)	64

Financing activities:
Repurchase of common stock	-	-	(100)	(250)
Proceeds from 2015 credit facility, net of financing costs	-	40	5	413
Payments to 2015 credit facility	-	(35)	(235)	(241)
Payments to 2016 credit facility	-	-	-	(73)
Proceeds from Chinese credit facilities	-	-	2	-
Payments to Chinese credit facilities	-	-	(10)	-
Proceeds from exercise of stock options	-	1	3	3
Payment of withholding taxes on net share settlements of equity awards	(2)	(1)	(19)	(15)
Net cash (used in) provided by financing activities	(2)	5	(354)	(163)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2)	7	(12)	17
Net increase (decrease) in cash, cash equivalents and restricted cash	(3)	(137)	(10)	138
Cash, cash equivalents and restricted cash at beginning of period	666	887	673	612
Cash, cash equivalents and restricted cash at end of period	$663	$750	$663	$750

TripAdvisor, Inc.

Segment Information

(in millions, except percentages)

(Unaudited)

	Three Months Ended
	September 30, 2018	September 30, 2017	% Change
Revenue:
Hotel	$305	$312	(2)%
Non-Hotel	153	127	20%
Consolidated revenue	$458	$439	4%
Adjusted EBITDA (1):
Hotel	$99	$51	94%
Non-Hotel	47	44	7%
Total Adjusted EBITDA	$146	$95	54%
Adjusted EBITDA Margin (1):
Hotel	32%	16%
Non-Hotel	31%	35%
Total Adjusted EBITDA Margin	32%	22%

Net Income (2)	$69	$25	176%
Net Income Margin	15%	6%

	Nine Months Ended
	September 30, 2018	September 30, 2017	% Change
Revenue:
Hotel	$917	$952	(4)%
Non-Hotel	352	283	24%
Consolidated revenue	$1,269	$1,235	3%
Adjusted EBITDA (1):
Hotel	$276	$223	24%
Non-Hotel	59	46	28%
Total Adjusted EBITDA	$335	$269	25%
Adjusted EBITDA Margin (1):
Hotel	30%	23%
Non-Hotel	17%	16%
Total Adjusted EBITDA Margin	26%	22%

Net Income (2)	$105	$65	62%
Net Income Margin	8%	5%

(1)	Please refer to “Non-GAAP Financial Measures” below for definitions of these non-GAAP financial measures, as well as reconciliations to the most directly comparable GAAP measure.
(2)	This amount reflects our consolidated GAAP net income for the periods presented. TripAdvisor does not calculate or report net income by segment.

Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements, which are prepared and presented in accordance with GAAP in our press release and related conference call or webcast, we also report certain non-GAAP financial measures. A “non-GAAP financial measure” refers to a numerical measure of a company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in such company’s financial statements. We may use the following non-GAAP measures: Adjusted EBITDA, Adjusted EBITDA margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, non-GAAP revenue before effects of foreign exchange, and Adjusted EBITDA before effects of foreign exchange.

The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP and should not be considered measures of TripAdvisor’s liquidity. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of certain items, as defined in our non-GAAP definitions below, which are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, even where similarly titled, limiting their usefulness for comparison purposes and therefore should not be used to compare TripAdvisor’s performance to that of other companies. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP financial measures.

We believe these non-GAAP financial measures provide investors and analysts with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key measures used by management to operate and analyze our business over different periods of time.

We define our non-GAAP financial measures as below:

TripAdvisor defines “Adjusted EBITDA” as Net Income plus: (1) provision for income taxes; (2) other income (expense), net; (3) depreciation of property and equipment, including amortization of internal use software and website development; (4) amortization of intangible assets; (5) stock-based compensation and other stock-settled obligations; (6) goodwill, long-lived assets and intangible asset impairments; and (7) other non-recurring expenses and income. These items are excluded from our Adjusted EBITDA measure because these items are noncash in nature, or because the amount is not driven by core operating results and renders comparisons with prior periods less meaningful.

TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.

Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate the operating performance of our business, as a whole and our individual business segments, and on which internal budgets and forecasts are based and approved. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors and allows for another useful comparison of our performance with our historical results from prior periods.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results reported in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including net income and our other GAAP results.

Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA does not reflect the interest expense or cash requirements necessary to service interest or principal payments on our debt;
•	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation or other stock-settled obligations;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•	Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

TripAdvisor defines “non-GAAP net income” as GAAP net income excluding, net of their related tax effects (which excludes the impact of significant one time changes resulting from tax legislation such as the 2017 Tax Act): (1) stock-based compensation expense and other stock-settled obligations; (2) amortization of intangible assets; (3) goodwill, intangible assets, and other long-lived asset impairments; and (4) certain gains, losses, and other non-recurring income or expenses that we do not believe are indicative of our ongoing operating results. We believe non-GAAP net income is an operating performance measure which provides investors and analysts with useful supplemental information about the financial performance of our business, as it incorporates our unaudited condensed consolidated statement of operations, taking into account depreciation, which management believes is an ongoing cost of doing business, but excluding the impact of certain expenses, infrequently occurring items and items not directly tied to the core operations of our businesses, and also enables comparison of financial results between periods where certain items may vary independent of business performance.

TripAdvisor defines “non-GAAP net income per diluted share”, or non-GAAP diluted EPS, as non-GAAP net income divided by GAAP diluted shares. We believe non-GAAP diluted EPS is useful to investors because it represents, on a per share basis, our unaudited condensed consolidated statement of operations, taking into account depreciation, which we believe is an ongoing cost of doing business, as well as other items which are not allocated to the operating businesses such as interest expense, interest income, income taxes and foreign exchange gains or losses, but excluding the effects of certain expenses not directly tied to the core operations of our businesses. TripAdvisor calculates non-GAAP net income per diluted share using GAAP diluted shares determined under the treasury stock method.

Non-GAAP net income and non-GAAP diluted EPS have some of the same limitations as Adjusted EBITDA. In addition, non-GAAP net income does not include all items that affect our net income and GAAP diluted EPS for the period. Therefore, we think it is important to evaluate these measures along with our unaudited condensed consolidated statements of operations.

TripAdvisor defines “free cash flow” as net cash provided by operating activities less capital expenditures, which are purchases of property and equipment, including capitalization of internal-use software development costs. We believe this financial measure can provide useful supplemental information to help investors better understand underlying trends in our business, as it represents the operating cash flow that our operating businesses generate, less capital expenditures but before taking into account other cash movements that are not directly tied to the core operations of our businesses, such as financing activities, foreign exchange or certain investing activities. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, nor does it represent the residual cash flow for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with the unaudited condensed consolidated statements of cash flows.

TripAdvisor calculates our foreign exchange effect of revenue, or “non-GAAP revenue before effects of foreign exchange” on a constant currency basis by excluding the estimated effects of foreign currency exchange on revenue by translating actual revenue for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

TripAdvisor calculates our foreign exchange effect of Adjusted EBITDA, or “Adjusted EBITDA before effects of foreign exchange,” on a constant currency basis, by excluding the estimated effects of foreign currency exchange by translating all amounts included in Adjusted EBITDA for the current year three months ended using the prior period foreign currency exchange rates. We believe this is a useful measure that facilitates management's internal comparison to our historical performance because it excludes the effects of foreign currency volatility that is not indicative of our core operating results.

Pursuant to the requirements of Regulation G, we present reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure below.

TripAdvisor, Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(in millions, except per share amounts and percentages)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Reconciliation of GAAP Net Income to Adjusted EBITDA (Non-GAAP):
GAAP Net Income	$69	$25	$105	$65
Add: Provision for income taxes	18	13	45	42
Add: Other expense (income), net	2	4	10	8
Add: Depreciation and amortization of intangible assets	28	27	85	82
Add: Stock-based compensation	29	26	90	72
Adjusted EBITDA (Non-GAAP)	$146	$95	$335	$269

Revenue (GAAP)	$458	$439	$1,269	$1,235

Net Income margin (GAAP)	15%	6%	8%	5%
Adjusted EBITDA margin (Non-GAAP) (1)	32%	22%	26%	22%

Reconciliation from GAAP Net Income and GAAP Net Income per diluted share to Non-GAAP net income and Non-GAAP net income per diluted share:
GAAP Net Income	$69	$25	$105	$65
Add: Stock-based compensation expense	29	26	90	72
Add: Amortization of intangible assets	8	8	24	25
Add: Loss on cost method investment	-	2	-	2
Subtract: Other gain on investment	1	-	1	-
Subtract: Income tax effect of Non-GAAP adjustments (2)	6	11	19	26
Add: Income tax impact related to 2017 Tax Cuts and Job Act (3)	2	-	2	-
Non-GAAP net income	$101	$50	$201	$138

GAAP diluted shares	141	139	140	142

GAAP Net Income per diluted share	$0.49	$0.18	$0.75	$0.46
Non-GAAP net income per diluted share (4)	0.72	0.36	1.44	0.97

Reconciliation of GAAP cash flows from operating activities to Free Cash Flow (Non-GAAP):
Net cash provided by operating activities (GAAP)	$14	$(135)	$374	$220
Subtract: Capital expenditures	15	15	45	50
Free cash flow (Non-GAAP)	$(1)	$(150)	$329	$170

Revenue Before Effects of Foreign Exchange:
Total Revenue (GAAP)	$458	$439
Estimated effects of foreign exchange	4
Non-GAAP Total revenue before effects of foreign exchange	$462
Year/Year Growth (5)	5%

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Adjusted EBITDA Before Effects of Foreign Exchange:
Total Adjusted EBITDA (Non-GAAP)	$146	$95
Estimated effects of foreign exchange	2
Total Adjusted EBITDA before effects of foreign exchange (Non-GAAP)	$148
Year/Year Growth (5)	56%
(1)	TripAdvisor defines “Adjusted EBITDA margin” as Adjusted EBITDA divided by revenue.
(2)

The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect on non-GAAP adjustments was calculated based on the individual impact that these items had on our GAAP consolidated income tax expense for the periods presented.

(3)	Represents an expense for income taxes related to the 2017 Tax Act Transition Tax of $2 million recorded during both the three and nine months ended September 30, 2018.
(4)	TripAdvisor defines “non-GAAP net income per diluted share” as non-GAAP net income divided by GAAP diluted shares.
(5)

Represents constant currency growth, as a percentage, which is calculated by determining the change in current period revenues and Adjusted EBITDA figures over prior period revenues and Adjusted EBITDA figures, where current period figures are translated using prior period foreign currency exchange rates.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to TripAdvisor’s future financial performance on both a GAAP and non-GAAP basis, and TripAdvisor’s prospects as a comprehensive destination for hotels, experiences, and restaurants, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by our executive officers with respect to growth objectives, strategic investments, and statements regarding management’s plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in TripAdvisor’s filings with the SEC. As a result of such risks, uncertainties and factors, TripAdvisor’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. TripAdvisor is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investors

(781) 800.7848

ir@tripadvisor.com

Media

(781) 800.5061

uspr@tripadvisor.com